UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 of this Current Report on Form 8-K under the heading “Option Notes” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K under the heading “Option Notes” is incorporated herein by reference.

Item 8.01 Other Events.

Equity Offering

On October 29, 2025, AST SpaceMobile, Inc. (the “Company”) completed the repurchase of $50.0 million principal amount of its outstanding 4.25% convertible senior notes due 2032 (the “Existing Notes”) in separate, privately negotiated repurchase transactions with a limited number of holders of the Existing Notes (the “Holders”) for an aggregate repurchase price of approximately $161.1 million, which included accrued and unpaid interest on the repurchased Existing Notes.

The repurchase was funded with the net proceeds from the Company’s previously announced registered direct offering of 2,048,849 shares (the “Shares”) of its Class A common stock (the “Class A Common Stock”) at a price of $78.61 per share, which closed on October 29, 2025 (the “Equity Offering”). In connection with the Equity Offering, the Company entered into separate, privately negotiated share purchase agreements with the Holders.

The Equity Offering was made pursuant to a preliminary prospectus supplement, dated October 21, 2025, and filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2025, a pricing term sheet, dated October 21, 2025, and filed with the SEC as a free writing prospectus on October 22, 2025, a final prospectus supplement, dated October 21, 2025, and filed with the SEC on October 23, 2025, and the base prospectus, dated September 5, 2024, filed as part of the Company’s automatic shelf registration statement (File No. 333-281939) that became effective under the Securities Act of 1933, as amended (the “Securities Act”) when filed with the SEC on September 5, 2024.

A copy of the opinion of Freshfields US LLP relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

Option Notes

As previously disclosed, on October 24, 2025, the Company issued $1,000,000,000 aggregate principal amount of its 2.00% Convertible Senior Notes due 2036 (the “Notes”) in a private offering through certain initial purchasers. On October 27, 2025, the Company was notified by the initial purchasers of the Notes of the exercise in full of their option to purchase an additional $150,000,000 aggregate principal amount of the Notes (the “Option Notes”). On October 29, 2025, the Company consummated the sale of the Option Notes to the initial purchasers.

The Option Notes issued on October 29, 2025 have the same terms, and are issued under the same indenture, as the Notes issued on October 24, 2025. After giving effect to the issuance of the Option Notes, a total of $1,150,000,000 aggregate principal amount of the Notes is currently outstanding. In addition, after giving effect to the issuance of the Option Notes, a maximum of 14,629,150 shares of the Class A Common Stock may initially be issued upon conversion of the Notes based on the initial maximum conversion rate of 12.7210 shares of the Class A Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. For additional information regarding the terms of the Option Notes and the related indenture, see the information set forth under the heading “Indenture and Notes” in Item 1.01 of the Company’s Current Report on Form 8-K filed on October 24, 2025, which information is incorporated herein by reference, and the indenture and form of note which are filed as exhibits to that Form 8-K are incorporated herein by reference.

The Option Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act, in transactions not involving any public offering. The Option Notes were initially resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Class A Common Stock that may be issued upon conversion of the Option Notes will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Indenture, dated as of October 24, 2025, by and between AST SpaceMobile, Inc. and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on October 24, 2025)

4.2	Form of Global Note, representing AST SpaceMobile, Inc.’s 2.00% Convertible Senior Notes due 2036 (included as Exhibit A to the Indenture incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K filed on October 24, 2025)
5.1	Opinion of Freshfields US LLP
23.1	Consent of Freshfields US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date:	October 29, 2025	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer